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                                                                 EXHIBIT 4.7

                        DELPHI INFORMATION SYSTEMS, INC.
                            1989 STOCK PURCHASE PLAN
                      (AS AMENDED EFFECTIVE JULY 14, 1995)

Section 1.    PURPOSE

     This Employee Stock Purchase Plan (the "Plan") is intended to advance the interests of Delphi Information Systems, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees who have training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Section 2.    ADMINISTRATION

     The Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under the Plan to a committee of not less than three Directors appointed by the Board of Directors. The members of the committee shall be "disinterested persons" within the meaning of that term in Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect). To the extent of such delegation, references in the Plan to the Board of Directors shall also refer to the committee. The majority of the committee shall constitute a quorum, and the action of a majority of the members of the committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee.

     The interpretation and construction by the Board of Directors of any provision of the Plan or of any option granted under it shall be final. The Board of Directors may establish any policies or procedures which in the discretion of the Board are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Board of Directors or any committee to which it may have delegated its authority under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Section 3.    ELIGIBILITY

     All employees (as defined below) of the Company or of any subsidiary of the Company who are employed by the Company or by a subsidiary of the Company for 1 month or more on the date of any grant of options pursuant to the Plan shall be offered options under the Plan to purchase the Company's Common Stock, par value $0.10 per share ("Common Stock"), except that no employee shall be granted an option under the Plan if, immediately after the option was granted, such employee would own stock possessing 5

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percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of Section 425(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as owned by the employee.

     For purposes of the Plan, the term "employee" shall not include an employee whose customary employment is less than 20 hours per week. For purposes of the Plan, the term "subsidiary" shall mean any corporation which the Company controls, through one or more intermediaries, by ownership or 50 percent or more of such corporation's outstanding voting securities.

Section 4.    STOCK

     The stock subject to the options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be purchased under the Plan shall not exceed 1,800,000 shares of Common Stock. In the event that the number of shares subject to options to be granted pursuant to any offering under the Plan exceeds the number of shares available to be purchased under the Plan, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted.

Section 5.    TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board of Directors shall from time to time approve, provided that all employees granted such options shall have the same rights and privileges (except as otherwise provided in subparagraphs (a) and (e) below), and provided further that such options shall comply with and be subject to the following terms and conditions;

     (a) NUMBER OF SHARES. Each option granted hereunder shall state the number of shares to which it pertains, which number shall be specified, prior to the date of granting of such option, by the employee to whom such option is offered, in accordance with uniform policies and procedures established by the Board of Directors; provided, however, that the number of shares to which any option may pertain shall not exceed a maximum number to be computed in accordance with the following formula:

     An eligible employee may elect to be granted an option to purchase up to the number of shares, 85 percent of the fair market value of which on the date of grant of the option is equal to 10 percent of the basic compensation (as hereinafter defined) earned by the employee. If the number of shares computed in accordance with the foregoing includes a fraction, such number shall be rounded down to the next whole number. For purposes of this paragraph, the term "basic compensation" is the yearly cash compensation of

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     the employee (assuming equal payments over a 12-month period) excluding, without limitation, any bonuses or awards under the Company's management incentive program or its Cash Option Profit Sharing Plan, but including any quotas set in connection with any sales incentive compensation plan, to be determined as of the pay period immediately preceding a date 30 days prior to the date of grant of such option.

     Notwithstanding the above, the Board of Directors shall, in its discretion, have the authority to exclude, with respect to all employees, any other form of compensation from the definition of "basic compensation," provided such exclusion shall comply with Section 423(b)(5) of the Code. In addition, the Board of Directors shall, in determining the number of shares subject to an option, have the authority, prior to the date of grant of such option, to adjust the percentage to a percentage from 1 percent to 10 percent, both inclusive. Further, the Board of Directors may, in its discretion, prior to any offering pursuant to the Plan, set a maximum aggregate number of shares (subject to Section 4 of the Plan) which may be purchased under options granted pursuant to the offering. In the event employees elect to purchase shares in excess of such maximum number, the number of shares purchased by employees under each such option shall be reduced on a pro rata basis.

     (b) OPTION PRICE. Each option shall state the option price, which shall be an amount equal to 85 percent of the fair market value of the shares of Common Stock on the date of the granting of the option or 85 percent of the fair market value of such stock on the exercise date (as defined in Section 5(d) of the Plan), whichever is less. During such time as the Common Stock is quoted as a National Market Issue on the National Association of Securities Dealers Automated Quotation System, the fair market value per share shall be the closing price of the Common Stock as quoted by NASDAQ on the last trading day before the day the option is granted. If the Common Stock is listed on a national securities exchange or exchanges, such fair market value shall be the highest closing price of the Common Stock on such securities exchange or exchanges on the day the option is granted or, if no sale of the Common Stock shall have been made on any securities exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Board of Directors shall have full authority and discretion in fixing the option price.

     (c) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in full in United States dollars, pursuant to uniform policies and procedures established by the Board of Directors, not later than the exercise date (as defined in Section 5(d) of the Plan) of such option. The funds required for such payment shall be derived by regular withholding from an employee's compensation in approximately equal installments over the term of the option. Any funds withheld from an employee's compensation in excess of the actual option price shall be refunded to the employee. No interest shall accrue on the employee funds held by the Company. An employee shall have the right at any time to terminate the withholding from his compensation of amounts to be paid toward the option price, or to decrease the amount so withheld, by submitting a written request to the Company. An

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employee shall have the right to cancel his option in whole or in part and to obtain a refund of amounts withheld from his compensation by the Company by submitting a written request to the Company which must be received by the Company prior to the exercise date. Such amounts shall thereafter be paid to the employee within a reasonable period of time. No interest shall accrue on such amounts.

     (d) TERM OF OPTION. The date on which the Common Stock to which an option pertains is to be purchased by the optionee (the "exercise date") shall be the last day of the term of the option, except as otherwise provided in the Plan. The Board of Directors shall establish the term of each option granted hereunder, which shall not be more than 1 year or less than 3 months from the date of grant; PROVIDED, HOWEVER, (i) that options granted hereunder on August 1, 1994, may have a term of up to 15 months from the date of grant, as determined by the Board of Directors in its sole discretion, and (ii) that all options granted to employees pursuant to any offering hereunder must be for the same term. Except to the extent an option has been cancelled by the optionee prior to the exercise date, it shall be deemed automatically exercised on the exercise date to the extent of payments received from the optionee.

     (e) ACCRUAL LIMITATION. No option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" (as defined in the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 5(e) -- (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year and (iii) a right to purchase stock which has accrued under an option granted pursuant to the Plan may not be carried over to any other option.

     (f) TERMINATION OF EMPLOYMENT. In the event that an optionee shall cease to be employed by the Company or any subsidiary of the Company for any reason (including death) before the exercise date, such optionee's right to have his option exercised shall be terminated. Any amounts withheld from the optionee's compensation for purposes of the Plan shall be refunded. No interest shall accrue on such amount.

     (g) TRANSFER OF OPTION.  No option shall be transferable by an optionee.

     (h) ADJUSTMENTS. The Board of Directors may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital

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structure of the Company, (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities which may be sold under the Plan as the Board of Directors in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in clause (i) of the preceding sentence.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

     (i) RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to any Common Stock covered by his option until the exercise date following payment in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 5(h) of the Plan.

     (j) NONDISTRIBUTION PURPOSE. Unless the Common Stock subject to options under the Plan is registered under the Securities Act of 1933, as amended (the "Securities Act"), each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be not with a view to resale or distribution or any participation therein. Resales of such stock without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act and any other applicable law, regulation or rule of any governmental agency.

     (k) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions as the Board of Directors of the Company shall deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.

Section 6. TERM OF PLAN

     Options shall be granted pursuant to the Plan within a period of 10 years from the date the Plan is adopted by the Board of Directors.

Section 7.  AMENDMENT OF THE PLAN

     The Plan may be amended from time to time by the Board of Directors of the Company, but without further approval of the stockholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by the last sentence of the first paragraph of Section 5(h) of the Plan shall not be limited by this provision) or change the

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designations in Section 3 of the class of employees
eligible to receive options. Furthermore, the Plan may not, without further approval of the stockholders, be amended in any manner that would cause options issued under it to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code or cause Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) to cease to be applicable to the Plan.

Section 8.  APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan shall be used for general corporate purposes.

Section 9.  APPROVAL OF STOCKHOLDERS

     The Plan shall not take effect until approved by the holders of a majority of the votes cast by the holders of Common Stock at a meeting at which a quorum representing a majority of the outstanding Common Stock is present in person or by proxy, which approval must occur within the period of 12 months before and 12 months after the date the Plan is adopted by the Board of Directors.

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